Exhibit 10.2

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT, dated as of June 30, 2009 (this “Agreement”), is entered into by and between KEMET Corporation, a Delaware corporation (the “Company”), and K Financing, LLC, a Delaware limited liability company (“Investor”).

A.                                   The Company and Investor are parties to that certain Amended and Restated Credit Agreement, dated as of June 7, 2009, as amended (the “Credit Agreement”), pursuant to which Investor agreed to extend certain credit to the Company on the terms and conditions set forth therein.

B.                                     The Company is, concurrently with its execution and delivery hereof, issuing to Investor a warrant initially exercisable to purchase up to Eighty Million Five Hundred Forty-Four Thousand Six Hundred Eighty-Five (80,544,685) shares of Common Stock on the terms and conditions set forth therein (the “Closing Warrant”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

Section 1.  Definitions.

1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings indicated:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Closing Warrant” has the meaning set forth in Recital B.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities of the Company or successor of the Company into which such common stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Control” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement” has the meaning set forth in Recital A.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Information” has the meaning set forth in Section 4.4.

“Investor” has the meaning set forth in the preamble hereto.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Loss” has the meaning set forth in Section 2.7(a).

“Observer” has the meaning set forth in Section 3.1.

“Organizational Documents” means, with respect to any Person that is not a natural person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of equity interests of such Person.

“Ownership Percentage” means, as to the Investor as of any time of determination, the percentage obtained by dividing (X) the number of shares of Common Stock acquired by

Investor upon exercise of the Closing Warrant (and still owned by the Investor), together with the remaining shares of Common Stock (if any) then issuable upon exercise of the Closing Warrant, by (Y) the aggregate number of shares of Common Stock on a fully diluted basis then outstanding.

“Person” means any natural person, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Securities” means (i) all shares of Common Stock or other securities issued and issuable upon exercise of the Closing Warrant, and (ii) any shares of Common Stock or other securities that may be issued or distributed or be issuable in respect thereof by way of share split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion or adjustment; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities have been sold pursuant to such Registration Statement or otherwise or (ii) such securities have been distributed or sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“registration” means a registration of the Registrable Securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Sale Notice” has the meaning set forth in Section 3.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2.  General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular.  Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.  Any calculation contemplated hereby shall be stated to the fifth (5th) decimal place.

Section 2.  Registration Rights

2.1.                              Primary Registrations.

(a)                                  Demand Registrations.  Subject to Section 2.1(c), the Company shall use commercially reasonable efforts to file with the SEC, on or before the thirtieth (30th) Business Day following a written request therefor by Investor (a “Demand Registration”), a Registration Statement on an appropriate registration form of the SEC relating to the offer and sale of Registrable Securities by Investor in amounts and in accordance with the methods of distribution elected by Investor (which may include a request for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and which may, but need not, be for an Underwritten Offering) and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly thereafter as possible.  Notwithstanding the foregoing, the Company shall not be required to effect more than three (3) Demand Registrations.  If the offering is to be an Underwritten Offering, Investor shall have the right to select the managing underwriter or underwriters for any such Underwritten Offering and the price, underwriting discount and other financial terms for the such Underwritten Offering shall be determined by Investor.

(b)                                 Effectiveness.  Subject to Section 2.1(c), the Company shall use commercially reasonable efforts to keep the Registration Statement effective for one hundred eighty (180) days following the date on which such Registration Statement has been declared effective under the Securities Act; provided, that such 180-day period shall be extended, on a day-for-day basis, for any days on which the use of the Registration Statement is suspended by the Company pursuant to Section 2.1(c).

(c)                                  Suspension of Registration.  If the filing, initial effectiveness or continued use of the Registration Statement at any time would require the Company to make public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors after consultation with counsel to the Company would not be required to be made at such time but for the filing, effectiveness or use of the Registration Statement, and would be substantially detrimental to the Company or its business, or to the Company’s ability to effect a material acquisition, disposition or financing, the Company may, upon giving prompt written notice of such action to Investor, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement; provided, however, that the Company shall not be permitted to do so (i) more than two (2) times during any six (6) month period, (ii) for a period exceeding forty-five (45) days on any one occasion or (iii) for an aggregate period exceeding ninety (90) days in any twelve (12) month period.  In the event the Company exercises its rights under the preceding sentence, Investor agrees to suspend, immediately upon receipt of the notice referred to above, the use of the Prospectus relating to the Registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly (and in any event within one (1) Business Day) notify Investor upon the expiration of any period during which it exercised its rights under this Section 2.1(c).

2.2.  Piggyback Registrations.

(a)                                  Participation.  If the Company at any time proposes to file a Registration Statement with respect to any offering of Common Stock for its own account or for the account of any holders of Common Stock (other than (i) a registration under Section 2.1, (ii) a registration on Form S-4 or S-8 or any successor form to such forms or (iii) a registration of securities solely relating to an offering and sale pursuant to any employee stock plan or other employee benefit plan arrangement), then, not less than twenty (20) days prior to the proposed date of filing such Registration Statement, the Company shall give written notice of such proposed filing to Investor, and shall, subject to Section 2.2(b), include in such Registration Statement all such Registrable Securities as Investor requests be included therein within twenty (20) days after the receipt of such notice (a “Piggyback Registration”).  The Company may elect not to proceed with any proposed Piggyback Registration or to delay any proposed Piggyback Registration at any time by written notice to Investor, and Investor may withdraw all or part of its Registrable Securities from a Piggyback Registration at any time.  If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then Investor must, and the Company shall make such arrangements with the underwriters so that Investor may, participate in such Underwritten Offering on the same terms as the Company and other Persons selling securities in such Underwritten Offering.

(b)                                 Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in a Piggyback Registration informs Investor in writing that, in its or their opinion, the total amount of shares of Registrable Securities that Investor has requested be included in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Common Stock, then the number of shares of Registrable Securities held by Investor to be included in such registration may be reduced to such number of shares as would not have such adverse effect, provided, however, that if the number of Registrable Securities to be sold by Investor in any offering provided for in this Section 2.2 has been cut back by the underwriter(s), then (x) if such offering is an offering for the Company’s own account, no other Person shall be permitted to include any shares in such registration and (y) if such offering is an offering for the account of another Person, neither the Company nor any other Person shall be permitted to include any shares in such registration.

(c)                                  Effect on Piggyback Registration Obligation.  The provisions of this Section 2.2 shall apply whether or not the Company has filed and is maintaining the effectiveness of a Registration Statement under Section 2.1.

2.3.  Registration Procedures.

(a)                                  In connection with the Company’s registration obligations in this Agreement, the Company will, subject to the limitations set forth herein, use commercially reasonable efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will use commercially reasonable efforts to:

(1)                                  furnish to Investor and to the underwriter or underwriters, if any, before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, copies of all documents prepared to be filed, which documents will be subject to the review of Investor and any underwriter and their respective counsel and not file any Registration Statement or Prospectus or amendments or supplements thereto to which Investor or any underwriter shall reasonably object, after consultation with legal counsel;

(2)                                  prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be reasonably requested by Investor or any underwriter after consultation with legal counsel or as may be necessary to keep such registration effective for the period of time required by this Agreement;

(3)                                  notify Investor and the managing underwriter or underwriters, if any, and confirm such advice in writing, if requested, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(4)                                  promptly notify Investor and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(5)                                  make every reasonable effort to prevent or obtain as soon as possible the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(6)                                  promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as Investor or the managing underwriter or underwriters, if any, agree should be included therein relating to the plan of distribution with respect to the Registrable Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(7)                                  furnish to Investor and to each managing underwriter, if any, without charge, such reasonable number of copies of the applicable Registration Statement, Prospectus (including each preliminary Prospectus) and such other documents as Investor or such managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by Investor or such underwriter;

(8)                                  on or prior to the date on which the applicable Registration Statement is declared effective, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States, as Investor or any underwriter, or their respective counsel, reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of Registrable Securities covered by the Registration Statement, it being understood that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(9)                                  cooperate with Investor and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates, if applicable, representing Registrable Securities to be sold and not bearing any restrictive legends;

(10)                            not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide, if requested by Investor, the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(11)                            obtain for delivery to Investor and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to Investor and such underwriter or underwriters, if any, and their respective counsel;

(12)                            in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to Investor, a comfort letter from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(13)                            cooperate with Investor and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(14)                            use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(15)                            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(16)                            cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted;

(17)                            make available upon reasonable notice at reasonable times and for reasonable periods for inspection by Investor, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent or representative retained by Investor or any such managing underwriter, all pertinent financial and other records, documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent registered public accounting firm that has certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by Investor or any such underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (17) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(18)                            in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in such customary “road show” presentations as may be reasonably requested by the managing underwriter(s) in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)                                 Investor shall furnish the Company with such information regarding the distribution of any Registrable Securities and such other information relating to Investor and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request to enable the Company to comply with the provisions of this Agreement.

(c)                                  Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(4), Investor will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until Investor receives the supplemented or amended Prospectus contemplated by Section 2.3(a)(4), or until Investor is advised in writing by the Company that the use of the Prospectus may be resumed, and has received any additional or supplemental filings that are incorporated by reference in the Prospectus.

2.4.  Underwritten Offerings.  If requested by the underwriters for any Underwritten Offering pursuant to Section 2.1 or 2.2, the Company and Investor shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, Investor and the underwriters, and to contain such customary terms and conditions in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.7.  Investor shall not be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Investor, Investor’s Registrable Securities, Investor’s intended method of distribution and any other representations required by law.

2.5.  No Inconsistent Agreements; Additional Rights.  The Company will not enter into, and is not currently a party to, any agreement which is, or could with the passage of time be, inconsistent with the rights granted to Investor under this Agreement.

2.6.  Registration Expenses.  In connection with any registration under this Agreement of Registrable Securities, the Company shall pay (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses of compliance with state securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent registered public accounting firms of the Company, (v) all premiums for Securities Act liability insurance or similar insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system or the over-the-counter bulletin board, (vii) all internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) all fees and expenses of any special experts retained by the Company and (ix) reasonable fees and disbursements (such fees and disbursements not to exceed $45,000 in the aggregate per each Demand Registration and Piggyback Registration; provided that the Company shall not be required to pay any such fees and disbursements with respect to more than three (3) of Registration Statements, combined) of one law firm or other counsel to Investor.  The Company shall not be required to pay any fees or expenses of counsel to the underwriters (other than on a pro rata basis with respect to shares (if any) offered for the Company’s account.  Underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities shall be paid by Investor.

2.7.  Indemnification.

(a)                                  Indemnification by the Company.  The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Investor and Investor’s officers, directors, advisors, agents, representatives and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company, expressly for use in the preparation of such Registration Statement, by Investor, its Affiliates, any underwriter selected by Investor, any Controlling Person of Investor, or any selling brokers, dealer managers and similar securities industry professionals engaged by Investor in connection with such Registration Statement.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor or any indemnified party and shall survive the transfer of such securities by Investor.  The Company shall also provide customary indemnities, if applicable and if requested, to any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who Controls such Persons (within the meaning of the Securities Act and the Exchange Act).

(b)                                 Indemnification by Investor.  Investor shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by Investor, its Affiliates, any underwriter selected by Investor, any Controlling Person of Investor, or any selling brokers, dealer managers and similar securities industry professionals engaged by Investor in connection therewith, to the Company specifically for inclusion in such Registration Statement.  This indemnity shall be in addition to any liability Investor may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by Investor.  In no event shall the liability of Investor hereunder be greater in amount than the dollar amount of the proceeds received by Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Investor shall also provide customary indemnities, if applicable and if requested, to any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act).

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder.  If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation.  The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties,  in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.7 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.7, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding anything in this Section 2.7(d) to the contrary, Investor shall not be required pursuant to this Section 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by Investor from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by any method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.7(a) and 2.7(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions regarding indemnification and contribution contained in any underwriting agreement entered into among the Company, Investor and one or more underwriters in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

2.8.  Rule 144.  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Section 3.  Certain Covenants.

3.1.  Board Observers.  Investor shall have the right, upon written notice to the Company, to appoint up to three (3) representatives (each an “Observer” and collectively the “Observers”) who shall, subject to any redactions or restrictions imposed which are reasonably necessary to preserve attorney-client privilege (provided that a brief general description of the redacted or restricted information is provided in lieu thereof), (i) receive written notice of all meetings (both regular and special) of the Board of Directors, such notice to be delivered at the same time as notice is given to the members of the Board of Directors, (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings of the Board of Directors, (iii) receive all notices, information and reports which are furnished to the members of the Board of Directors at the same time and in the same manner as the same is furnished to such members, (iv) be entitled to participate in all discussions conducted at such meetings and (v) receive as soon as available (but in any event prior to the next succeeding meeting of the Board of Directors) copies of the minutes of all such meetings; provided, however, that Investor’s right to appoint Observers to the Board of Directors (and the rights and privileges of such Observers under this Section 3.1) shall be limited to (x) two (2) Observers in the event that Investor’s Ownership Percentage is less than thirty percent (30%) but greater than or equal to twenty percent (20%), (y) one (1) Observer in the event that Investor’s Ownership Percentage is less than twenty percent (20%) but greater than or equal to ten percent (10%) and (z) no Observers in the event that Investor’s Ownership Percentage is less than ten percent (10%).  If any action is proposed to be taken by the Board of Directors by written consent in lieu of a meeting, the Company will use reasonable efforts to give written notice thereof to such Observers, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of the Board of Directors and the Company will furnish such Observers with copies of each such written consent no later than five (5) Business Days after it has been signed by its last signatory.  Any such Observers shall not constitute members of the Board of Directors and shall not be entitled to vote on any matters presented at meetings of the Board of Directors or to consent to any matter as to which the consent of the Board of Directors shall have been requested.

3.2.  Preemptive Rights.

(a)                                  Subject to Section 3.2(b), in connection with any proposed issuance or sale by the Company of any shares of Common Stock, or any securities exercisable for or convertible into shares of Common Stock, the Company shall offer to sell to Investor a pro rata portion of such securities equal to the percentage determined by dividing (x) the sum of (i) the number of shares of Common Stock then held by Investor plus (ii) the number of shares of Common Stock then issuable upon exercise (on a cash basis) of the Closing Warrant by (y) the number of shares of Common Stock then outstanding on a fully diluted basis.  Investor shall be entitled to purchase all or part of such securities at the same price and on the same terms as such securities are to be offered to any other Persons.  The Company shall provide written notice to Investor at least ten (10) Business Days prior to the consummation of any sale of securities to which the rights granted under this Section 3.2 apply (a “Sale Notice”), which Sale Notice shall describe in reasonable detail the securities being offered (including, without limitation, the amount of such securities being offered), the purchase price payable therefor, the payment terms thereof, Investor’s pro rata portion thereof, and any other materials with respect to such securities and the offering thereof.  Investor shall be entitled to exercise its preemptive rights and purchase securities under and in accordance with this Section 3.2 at any time within ten (10) Business Days after its receipt of the Sale Notice from the Company by delivering written notice thereof to the Company.  Upon the expiration of such ten (10) Business Day period, the Company shall be free to sell such securities which Investor has not elected to purchase during the ninety (90) day period following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Investor pursuant to the Sale Notice.  Any securities offered or sold by the Company after such ninety (90) day period must be reoffered to Investor pursuant to the terms of this Section 3.2.

(b)                                 The provisions of Section 3.2(a) shall not apply to: (i) the issuance of securities in connection with subdivisions of the securities of the Company, share splits or dividends; (ii) the issuance of securities to employees, officers, consultants, members of management or directors of the Company as compensation pursuant to any equity incentive or stock purchase plans; (iii) the issuances of Common Stock upon the exercise or conversion of any securities outstanding on the date of this Agreement (including, without limitation, the Closing Warrant); (iv) the issuance of securities in connection with any acquisition, amalgamation, merger, joint venture or similar transactions; or (v) the issuance of any other securities contemplated by this Agreement.

3.3.  Certain Information.  The Company shall furnish to Investor (i) as soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which the Company would be required to file a Form 10-K under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), audited consolidated financial statements of the Company for such fiscal year, (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which the Company would be required to file a Form 10-Q under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), consolidated financial statements of the Company for each such fiscal quarter, and (iii) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, notices and other materials or information filed by the Company with the SEC.  Without limiting the generality of the foregoing, Investor acknowledges and agrees that, so long as the Credit Agreement remains in effect, compliance by the Company with the covenants set forth in Section 5.01 of the Credit Agreement shall constitute compliance with this Section 3.3.

3.4.                              Securities Exchange Listing.  The Company shall use commercially reasonable efforts to cause the Common Stock to be listed for trading on the New York Stock Exchange or any U.S. national securities exchange operated by The NASDAQ Stock Market LLC (or any successor thereto).

3.5.                              No Impairment of Other Rights.  Nothing in this Section 3 shall be deemed to be to the exclusion of, in lieu of, or otherwise modify or waive any other rights that Investor may have pursuant to applicable law or contract.  Investor’s rights under this Section 3 may be exercised at any time or from time to time in accordance herewith.

Section 4.  Miscellaneous

4.1.                              Representations and Warranties of the Company.  The Company represents and warrants to Investor as follows: (i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, (ii) this Agreement has been duly executed and delivered by the Company, (iii) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and (iv)

the execution, delivery and performance of this Agreement does not require any material consent or approval of, registration or filing with, or any other action by, any governmental authority or any other Person and will not violate the certificate of incorporation or bylaws of the Company, any law or any material agreement binding upon any Company.

4.2.                              Representations and Warranties of Investor.  Investor represents and warrants to the Company as follows: (i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Investor, (ii) this Agreement and has been duly executed and delivered by Investor, (iii) this Agreement constitutes a legal, valid and binding obligation of Investor, enforceable in accordance with its terms, (iv) the execution, delivery and performance of this Agreement does not require any material consent or approval of, registration or filing with, or any other action by, any governmental authority or any other Person and will not violate the certificate of incorporation, bylaws or other governance document of Investor, any law or any material agreement binding upon any Investor, (v) Investor is acquiring an interest in the Company for its own account and not on behalf of others, (vi) Investor understands and acknowledges that federal and state securities laws govern and restrict its right to offer, sell, or otherwise dispose of any Common Stock unless the offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or such offer, sale or other disposition is exempt from registration or qualification thereunder, (vii) Investor represents that it has such knowledge and expertise in financial and business matters that Investor is capable of evaluating the merits and risk of its investment in the Common Stock and (viii) Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

4.3.                              Double Trigger Severance Arrangements.  The Company hereby covenants and agrees that if it is a party to or has obligations under any Double Trigger Severance Arrangement (as defined below) with any person, then the Company will not, without prior approval of the Board of Directors, terminate the employment or service of any such person on or after the date hereof in a manner or under circumstances that would cause any additional, increased or modified benefits or payments being required to be made to such officer or director under the applicable Double Trigger Severance Arrangement.  “Double Trigger Severance Arrangement” means any contract, arrangement, agreement or understanding, whether written or oral, between the Company (or any Affiliate thereof) and any officer or director thereof, pursuant to which the issuance of the Closing Warrant or the consummation of any other transactions contemplated by and in the Credit Agreement would constitute a “change of control,” “change in control” or similar event or circumstance regarding the Company (or any Affiliate thereof), and as a result thereof the subsequent termination of such officer or director’s employment with or service to the Company (or any Affiliate thereof) within a specified period thereafter would result in any additional, increased or modified benefits or payments being required to be provided to such officer or director.

4.4.                              Confidentiality.  Investor agrees to use commercially reasonable efforts to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, agents, advisors, other representatives and third parties who have a bona fide need to know the same, including without limitation accountants, legal counsel, other advisors and lenders (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such

Information and instructed to keep such Information confidential pursuant to the terms hereof or will otherwise be subject to contractual or other confidentiality restrictions that are no less restrictive than the provisions hereof), (b) to the extent requested by any regulatory authority or any quasi-regulatory authority, (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies under this Agreement or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) with the consent of the Company or (f) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 4.4 or (ii) becomes available to Investor on a nonconfidential basis from a source other than the Company.  For the purposes of this Section 4.4, “Information” shall mean all information received from the Company relating to the Company or any of its subsidiaries or its business that would reasonably be considered to be confidential, other than any such information that is available to Investor on a nonconfidential basis prior to disclosure by the Company.

4.5.                              Successors, Assigns and Transferees.  This Agreement and the rights of Investor under this Agreement (excluding under Section 3 hereof) may be transferred and assigned by Investor; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such transferee or assignee unless and until the Company shall have received notice of such transfer or assignment as herein provided and a written agreement of the transferee or assignee to be bound by the provisions of this Agreement.  The rights of Investor under Section 3 of this Agreement may not be directly or indirectly transferred or assigned without the prior written consent of the Company; provided, however, that such rights may be transferred or assigned to an Affiliate of Investor without the consent of the Company, subject to compliance with the requirements set forth in the proviso contained in the immediately preceding sentence.  Any purported transfer or assignment of this Agreement and the rights of Investor hereunder in the absence of any consent of the Company required by the immediately preceding sentence shall be deemed to be a transfer and assignment of all rights of Investor under this Agreement excluding under Section 3 hereof, and notwithstanding anything herein to the contrary the assignee shall have no rights under such section.  Any transfer or assignment made other than as provided in the foregoing sentences shall be null and void.  In the event of any such transfer or assignment by Investor, any provisions of this Agreement that requires the approval of Investor, an election by Investor or any similar action on Investor’s part shall be read to require the approval, election or action of the holders of a majority of the then outstanding Registrable Securities.  This Agreement may not be transferred or assigned by the Company without the prior written consent of Investor but, in any case of any successor-in-interest to the Company or any Person other than the Company who is an issuer of Registrable Securities, such successor-in-interest or other issuer, shall assume, jointly and severally with the Company, the rights and duties of the Company hereunder, and in the event of a merger or consolidation of the Company with or into another corporation (or another entity) or the sale of all or substantially all of the Company’s assets (and it shall be a condition to any such merger, consolidation or sale that such successor-in-interest or other issuer assume (in a writing delivered to Investor) all obligations hereunder jointly and severally with the Company as provided herein).  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

4.6.  Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

4.7.  Applicable Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law.  Each party hereto hereby submits to the exclusive jurisdiction of the state and federal courts residing in the State of Delaware with respect to the maintenance and resolution of any claims arising hereunder or related hereto.

4.8.  Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

4.9.  Amendment; Waiver.  This Agreement may amended only by a writing signed by the Company and Investor.  No waiver hereunder shall be effective unless set forth in a writing signed by the party granting such waiver.

4.10.  Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

4.11.  Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.01 of the Credit Agreement.

4.12.  Counterparts.  This Agreement may be executed in any number of separate counterparts (including by facsimile or other electronic transmission) and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

4.13.  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter contained herein.

4.14.  Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

4.15.                        Termination.  Notwithstanding anything to the contrary contained herein, this Agreement will terminate in its entirety and be of no further force or effect upon the first date on which Investor’s Ownership Percentage is less than 10%; provided however, the provisions contained in Section 4 hereof (other than Section 4.1, Section 4.2 and Section 4.3) shall survive any such termination.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

KEMET CORPORATION

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Investor Rights Agreement

K FINANCING, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

Signature Page to Investor Rights Agreement